Exhibit 99.3

CONFIDENTIAL AND PROPRIETARY Any use of this material without specific permission of [Consulting Company] is strictly prohibited April 2021 Discussion materials Project Blossom: Summary of diligence findings Consultant’s Report

2 Disclaimer Confidential [Consulting Company] (“we” or “[Consulting Company]”) was engaged by Seven Oaks (“Company”, or “the Client”) to assess Company’s relevant markets. We have prepared this report in accordance with the terms and conditions of our “Engagement letter” dated February 26, 2021 (the “Engagement Documents”). This report has been prepared by [Consulting Company] exclusively for the benefit and internal use of the Client. We do not accept any liability or responsibility whatsoever for any loss arising out of or in connection with this report, suffered by any person other than the Client, and then only as referred to in the Engagement Documents. In preparing this report we primarily used and relied on information provided by the Client, its respective advisers, and publicly available information. We have not independently verified any of such information and we assume no responsibility for, nor give any representations with respect to, the accuracy or completeness of any such information. [Consulting Company] does not provide accounting, tax, or legal advice. We emphasize that statements of expectation, forecasts, and projections relate to future events and are based on assumptions that may not remain valid for the whole of the relevant period. Consequently, they cannot be relied upon, and we express no opinion as to how closely the actual results achieved will correspond to any statements of expectation, forecasts, or projections. The analyses contained herein were undertaken by [Consulting Company] as of the dates noted herein. [Consulting Company] undertakes no obligation to update any such analyses This report, its existence, and all information contained herein must be treated as strictly confidential. In particular, it is prohibited to disclose this report, parts thereof, or any information contained herein to third parties or to discuss the same with third parties without our explicit prior written consent. Neither this report nor any of its contents may be copied, reproduced, disseminated, quoted, mentioned, or referred to in any presentation, agreement, or document, in particular, but not limited to, public offer or any other documents with relevance to the capital market, with or without attribution to [Consulting Company], at any time or in any manner other than for the internal use of the Client, without the express prior written consent of [Consulting Company]. Copies of this report may be made available to certain third parties, but only with our prior written consent, and only if each such intended recipient executes and delivers to [Consulting Company], prior to receiving the report, a waiver letter on terms satisfactory to [Consulting Company]. It must be clearly understood and accepted by any such recipients that: (i) they are responsible for their own analyses, including seeking independent advice from their own advisors, (ii) they may not rely on this report or any information contained herein, and (iii) [Consulting Company] makes no representations or warranties, including with respect to the accuracy or completeness of the information contained herein or any other written or oral communication transmitted or made available to the recipient or the suitability or appropriateness of the information contained herein for the purposes of such providers of finance, and expressly disclaims any and all liabilities based on such information or on omissions therefrom.

3 Blossom is well positioned to grow e-commerce across B2C and B2B Strong momentum over the last two years with green shoots in customer file expansion. Improved customer targeting and retention with access to new capital are key pillars for growth. Success requires disciplined execution across several commercial levers that aim to expand the customer file and improve Customer Lifetime Value relative to Customer Acquisition Cost. Retail B2C Retail B2B 3 Unique value proposition, with tailor made B2B customer portals and data enablement, consolidated offering across key categories, and strong focus on service and convenience. Strong performance leading up to COVID, with better retention, higher Average Order Value, and healthier profit margins vs. B2C segment. Potential for substantial rebound for the segment as businesses recover post-COVID. Source: Blossom financials, team analysis and estimates

4 Online grocery is expected to grow rapidly over the next 4 years 23 31 46 56 2024F 2018 2019 2020F 2021F 85-100 US Online Grocery Retail Sales, by channel, $B Market share of online grocery, 2020-2024F, % 2020-2024 CAGR ~15-20% Source: Forrester, Euromonitor, company reports, team analysis and estimates Other grocery 34% 32% 29% 2024F 5% 34-35% 4-5% 27-30% 2020 33-34% TAM for Other Online Grocery retailers estimated at $25-30B by 2024

5 25 0 30 130 10 40 70 20 10 50 60 15 80 90 100 110 120 140 150 20 30 0 160 5 Peapod Trader Joe’s Orders/year1, # AOV, $ Walmart Dollar General Aldi Sam’s Club BJ’s Target Costco Blossom2 Albertsons Kroger Whole Foods FreshDirect Amazon Fresh Instacart Amazon(Overall) Walgreens Club Drug/Dollar Grocery/Mass E-Comm 1. In-Store only for most retailers - may not reflect order frequency for e-comm orders at brick & mortar retailers. Order frequency and AOV for e-comm players from 2018 report 2.AOV refers to the overall business of Blossom including B2B and B2C 3.Costco, Walmart, Sam’s Club, BJ, and amazon data are from 2020 report Source: Numerator, 1010Data (E-Comm players, 2018 report) Blossom’s AOV is above that of other club players, like Costco and Sam’s Club and outperforms traditionally brick-and- mortar retailers like Kroger and Walgreens. Compared to established digitally- native players, like Instacart, Blossom lags in number of orders per year, likely due to their assortment of primarily bulk and dry goods vs. fresh produce. Blossom’s AOV has outperformed traditional club and grocery players, with opportunities to drive frequency Orders to AOV for grocery

6 Customer frequency improved in 2020, with >20% customers ordering 5+ times a year Customers by order frequency, B2C, % Source: Target transaction data 3 60% 2 1 10+ 4 9% 5 to 9 48% 15% 16% 7% 9% 4% 6% 13% 5% 9% 1. order frequency = total # of orders /# of customers 2020 2019 # of orders per customer per year Number of orders per customer increased in 2020. On average, customers purchased 2.6x per year in 2019 and 3.6x per year in 2020

7 Blossom’s CAC is in line with industry average CAC benchmarks1, $ Source: Blossom transaction and financial data, press search, expert interviews 1. CAC benchmarks are pulled from most recent publicly available data and expert interview insights, so may not reflect the latest numbers for each competitor $187 - $4,847 $581 $14,145 $323 $3,000 $97 X 2020 net sales, $M 45 65 30 46 78 25 25 16 (2020) Instacart Blossom e-Commerce average Chewy Revolve Wayfair Angie’s List Peapod 45 (2019)

Retail | B2C

We believe three key levers can generate $300M+ in incremental B2C net sales over the next 5 years

Additional levers, such as BoxedUp and Auto-Save, were not sized

Key levers		Key Actions	Incr. net sales[1], $
A: Marketing		Increase acquisition marketing budget by ~$10M and retention marketing budget by ~$30-40M over 5 years Improve core customer targeting, run rapid test and learn campaigns on paid media, refine marketing media mix	**$230-240M**
B: Merchandising, Assortment, Pricing	**Current assortment**	Price optimization (1-3% revenue lift) Product mix, increasing SKUs in existing categories with higher productivity (1-2% revenue lift) Site and app personalization (3-5% revenue lift) Subscription and membership offerings (enabler)	**$35-45M**
	New assortment	SKU expansion with supporting portfolio, pricing and merchandising optimization	**$50-60M**
C: Marketplace and Ad revenue		Expand into 3rd party marketplace to enter additional categories and drive margin expansion Increase advertising offerings to increase ad revenue as a % of GMV from <1% to 4%	**$20-25M** ($90-95M in GMV)

1. Incremental net sales to 2020

Source: Blossom financials, team analysis and estimates

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9 Blossom will focus on improving customer retention while driving spend per customer B2C annual retention rate, % B2C spend per customer, $ 247 223 348 271 279 288 298 307 0 300 100 200 400 24F 2018 2025F 201 19 21F 22F 23F Source: Blossom financials, team analysis and estimates 1. Trend due to COVID-19 in 2020, when Blossom acquired newer customers that spent more but had lower retention Blossom has a number of levers it can pull to drive retention and customer lifetime value: • Optimize pricing and promotion by incorporating category elasticity, building on the data-driven pricing tests in place today, and investing in retention marketing • Optimize current assortment to meet a wider range of customer needs and potentially increasing SKUs in categories with higher productivity • Enhance site and app personalization to drive incremental purchase and overall customer retention • Promote rapid adoption of membership and subscription program 1 2 3 4 Retail | B2C 31 37 34 37 40 41 40 40 60 76 89 50 0 0 50 100 100 2018 23 19 20 21 22 24 2025 GMV retention Customer retention Temporary uplift due to impact of COVID

Retail | B2C

Blossom can expand assortment through both new categories and SKUs, which are likely to improve AOV and frequency

		Traditional wholesale club		
	Blossom	sam's club	BJ's	Costco Wholesale
SKUs	~2k	~7k	~7k	~4k
Product categories	66	56	83	>100

1. Indicates number of SKUs available for online order

Source: Retailer websites

10

11 Marketplace can further unlock a wider assortment Potential GMV for Marketplace $M 2021 5-10 22 30-35 23 2025 55-60 24 15-20 85-90 3% 6% 9% 12% 15% X% % of total B2C GMV Key considerations 1. Third-party marketplace refers to a web-based platform which offers a range of capabilities that connects sellers with buyers, for example wholesale companies, end customers 2. Assumes a 7.5% take rate Source: Blossom financials, expert interviews, team analysis and estimates <1 1 2 4 7 X Marketplace revenue, $M2 Third party (3P) marketplace1 is a margin- accretive way for Blossom to expand its assortment and serve a wider range of customer needs across under-represented or new product categories: 3P sales make up ~10-13% of Walmart’s annual e-commerce sales and 54% of Amazon’s sales Blossom will need to develop a clear value proposition for vendors and carefully consider which categories to expand to in order to avoid cannibalizing 1P sales Value at stake of up to $100M in GMV and $7M in net sales by 2025 Retail | B2C

Retail | B2C

On the bottom line, Blossom has room to improve its cost position by up to ~800 bp

Blossom product costs relative to benchmarks[1],
% of Net AOV


79
81
73
65 - 75
2018
2019
2020
Benchmark

Key Takeaways

Potential levers to decrease product costs include vendor negotiations, a private label mix shift, improving terms on feature items to exchange for higher upfront discounts, and consolidating shipments to secure higher volume discounts

Potential exists to decrease product costs from 73% to ~68% of net sales and increase trade dollars from 6-8% to 10-15% of net sales

CPGs price by bracket, so if retailers order enough to create operational efficiencies, they can get lower prices… Small to mid-sized online grocery retailers tend to not demand as much in terms of trade dollars. Their buyers are typically less experienced and may not employ the same negotiation tactics that the large players do

Former e-Commerce Sales Lead at a large multinational CPG

1. Product costs exclude trade dollars

Source: Blossom financials, expert interviews, peer benchmarks, team analysis and estimates

12

B2B is a meaningful growth opportunity

Preliminary

Potential GMV for B2B[1]

[Consulting Company] forecast, $M



150
100
50
0
COVID impact on key customers (e.g., airlines)
27
31
35
17
20-25
40-50
65-75
90-105
120-140
2017
18
19
20
21F
22F
23F
24F
2025F

	2017	18	19	20	21F	22F	23F	24F	2025F
Est. spend per cust, $	848	1,184	1,456	836	1,050	1,125	1,450	1,500	1,550
Sales reps, #						10-15	15-25	20-35	25-45

$2-4M in sales per FTE

4-7x sales driven growth potential

B2B segment had strong momentum pre-COVID with limited investment. The B2B segment had experienced higher AOVs (+13% p.a. 2017-19), higher purchase frequency (+16% p.a. 2017-19), and higher spend per customer**.** Past growth has been primarily organic rather than strategic led by a small team of ~3 FTEs

Opportunity to win as SMBs recover: As B2B consumers increasingly shift online to order, Blossom can grow by investing in salesforce, targeting strategic sectors, expanding technical solutions, and optimizing price/assortment

> I would be very excited about a retailer looking to tap into the SMB market right now. So many of them are shifting their procurement online.
>
> **Industry Expert**

> Overall everyone was very pleased with how easy using [Blossom] was
>
> **Blossom B2B customer**

1. Excludes B2B Marketplace opportunity sizing

Source: Blossom financials, [Consulting Company] sector recovery models, expert interviews, team analysis and estimates

13

14 Blossom has a unique B2B value proposition Strong logistics backbone used to delivering bulk products fast and cost effectively. Most products are shipped within 1-3 business days at competitive rates. Consumer-like buying experience powered by digital capabilities that enable customer experience and convenience, like multi-user accounts, fast response times, and a user-centric UX design. Tech integration and higher agility relative to big box B2B retailers facilitates customization to individual customer needs (e.g., building customized business platforms for each customer, offering variety of payment options) As a retailer, I would prioritize making the customer experience fantastic to really own that space. Industry Expert 1.5x retention compared to B2C 6.5x spend per customer vs. B2C Preliminary It’s a great tool to offer the amenities [for our] customers Blossom B2B customer We placed our order on Monday and received it on Tuesday. Really fast delivery! Blossom B2B customer

15 SMBs are expected to bounce back in 2021-22 YoY # of SMB growth rate % 2015 18 16 17 20P 19 21P 22P 23P 2024P -5.0 0 5.0 10.0 Historical growth Virus contained gradual recovery Virus resurgence muted recovery - Momentum Number of SMBs, virus resurgence muted recovery scenario1 # Millions 6.3 6.2 6.2 5.9 6.0 6.0 5.9 6.4 6.4 6.5 +2% p.a. In the A1 scenario, total number of US SMBs will have recovered by 2022 with a growth of ~2% p.a. from 2020 to 2024 In the “Virus contained gradual recovery” scenario, SMBs would recover much faster with a ~7% growth rate in 2021 Source: [Consulting Company] Analysis, OE-[Consulting Company] Scenarios, Moody's, BLS 1. Scenario A1 Preliminary

16 B2B can be rapidly scaled by focusing in a few areas Source: Expert interviews, peer benchmarks Build out dedicated SMB salesforce from current ~3 people to 30+ and expand team across roles (e.g., inside sales, account management, customer support) Target a select subset of most attractive verticals vs. casting a wide net across many segments, providing consolidated and customized offerings to customers currently dealing with multiple vendors Expand salesforce and focus on key segments Refine B2B pricing and assortment mix to tailor to customer needs (e.g., high volume discounts, single serve packaging, hygiene supplies) Optimize assortment for business Provide technical integration to reduce complexity in procurement, deliver a seamless experience for decentralized ordering, and provide value-added services such as predictive replenishment Build out tech integrations with procurement Preliminary